UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Delta Technology Holdings Limited

(Exact name of registrant as specified in its charter)

British Virgin Islands (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer identification No.)

16 Kaifa Avenue
Danyang, Jiangsu, China 212300

(Address of principal executive offices) (Zip Code)

Delta Technology Holdings Limited 2018 Equity Incentive Plan

(Full title of the plan)

Long Yi

Chief Executive Officer

16 Kaifa Avenue

Danyang, Jiangsu, China 212300

(Name and address of agent for service)

212-930-9700

(Telephone number, including area code, of agent for service)

Copies to:

Joan Wu, Esq.

Hunter Taubman Fischer & Li LLC

1450 Broadway, 26th Floor

New York, NY 10018

(212) 530-2208

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☑ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Security		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Ordinary Shares	1,900,000	(2)	$0.80	(3)	$1,520,000	(3)	$189.24
Total	1,900,000				$1,520,000	(3)	$189.24

(1)	Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, there are also registered hereunder such indeterminate number of additional ordinary shares as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Represents ordinary shares issuable pursuant to the Delta Technology Holdings Limited 2018 Equity Incentive Plan.
(3)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, using the average of the high and low price as reported on The NASDAQ Capital Market on September 6, 2018.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This Registration Statement relates to two separate prospectuses.

Section 10(a) Prospectus: Items 1 and 2, from this page, and the documents incorporated by reference pursuant to Part II, Item 3 of this prospectus, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act”).

Reoffer Prospectus: The material that follows Item 2, up to but not including Part II of this Registration Statement, of which the reoffer prospectus is a part, constitutes a “reoffer prospectus,” prepared in accordance with the requirements of Part I of Form S-3 under the Securities Act. Pursuant to Instruction C of Form S-8, the reoffer prospectus may be used for reoffers or resales of shares of ordinary shares which are deemed to be “control securities” or “restricted securities” under the Securities Act that have been acquired by the selling stockholders named in the reoffer prospectus.

Item 1. Plan Information.

Delta Technology Holdings Limited will provide each participant (the “Recipient”) with documents that contain information related to the Delta Technology Holdings Limited 2018 Equity Incentive Plan, and other information including, but not limited to, the disclosure required by Item 1 of Form S-8, which information is not filed as a part of this Registration Statement on Form S-8. The foregoing information and the documents incorporated by reference in response to Item 3 of Part II of this Registration Statement taken together constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. A Section 10(a) prospectus will be given to each Recipient who receives ordinary shares covered by this Registration Statement, in accordance with Rule 428(b)(1) under the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

We will provide to each Recipient a written statement advising it of the availability of documents incorporated by reference in Item 3 of Part II of this Registration Statement and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act without charge and upon written or oral notice by contacting:

Delta Technology Holdings Limited

16 Kaifa Avenue

Danyang, Jiangsu, China 212300

Attention: Corporate Secretary

Telephone: +86 511-8673-3102

Information required by Part I to be contained in Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, and Note to Part I of Form S-8.

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REOFFER PROSPECTUS

Delta Technology Holdings Limited

150,000 Ordinary Shares

This reoffer prospectus relates to the sale 150,000 ordinary shares that may be offered and resold from time to time by the selling stockholders identified in this prospectus for its own account. It is anticipated that the selling stockholders will offer ordinary shares for sale at prevailing prices on The NASDAQ Capital Market on the date of sale. We will receive no part of the proceeds from sales made under this reoffer prospectus. The selling stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the selling stockholders will be borne by us.

The ordinary shares have been or will be issued pursuant to awards granted under the Delta Technology Holdings Limited 2018 Equity Incentive Plan. This reoffer prospectus has been prepared for the purposes of registering the ordinary shares under the Securities Act of 1933, as amended (the “Securities Act”) to allow for future sales by the selling stockholders on a continuous or delayed basis to the public without restriction.

The selling stockholders and any brokers executing selling orders on its behalf may be deemed to be “underwriters” within the meaning of the Securities Act, in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act.

Our ordinary shares are quoted on The NASDAQ Capital Market under the symbol “DELT”. The last reported sale price of our ordinary shares on The NASDAQ Capital Market on September 6, 2018, was $ 0.79 per share.

Investing in our ordinary shares involves risks. See "Risk Factors" on page 6 of this reoffer prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 12, 2018.

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NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including the section entitled “Risk Factors” before deciding to invest in our ordinary shares. In this prospectus, unless otherwise noted, the “Company,” “we,” “us,” “our company” and “our” refer to Delta Technology Holdings Limited, formerly CIS Acquisitions Ltd. (together with its subsidiaries and affiliated entities, except as the context indicates otherwise).

Business Overview

Headquartered in Zhenjiang city, Jiangsu province, we are a fine and specialty chemical manufacturer, primarily engaged in manufacturing and selling of organic compound including para-chlorotoluene (“PCT”), ortho-chlorotoluene (“OCT”), PCT/OCT downstream products, and other by-product chemicals and distributing fine and specialty chemicals to end application markets including automotive, pharmaceutical, agrochemical, dye & pigments, aerospace, ceramics, coating-printing, clean energy and food additives.

We collaborate with reputable universities, such as the East China Normal University in order to secure our position as a market leader. We also closely monitor the market for development, trends and technological innovations and solicit customer feedback so as to keep abreast with market demands and industrial development.

As at the date of this prospectus, we have a diversified clientele with more than 400 customers based either in domestic or overseas market. Approximately 97% of our sales are to domestic customers based in Jiangsu province, Anhui province, Zhejiang province, Hubei province, Guangdong province and Chongqing Metropolitan, and the rest of its products are exported via distributors or trading companies to countries outside the PRC which include but not limited to India, Brazil, Japan, European Union member countries and America.

Our revenue for the fiscal years ended June 30, 2015, 2016 and 2017 were approximately $202 million, $53 million and $56 million, respectively, and our profit before tax for the fiscal years ended June 30, 2015, 2016 and 2017 were $5.1 million, loss before tax of $7.6 million and $28.4 million, respectively.

Corporate Information

Our principal executive offices are located at 16 Kaifa Avenue, Danyang, Jiangsu, China 212300. Our telephone number is 86-511-8673-3102. Our website address is www.deltath.com. We have included our website address as an inactive textual reference only. The information contained on, or that can be accessed through, our website is not a part of this prospectus.

About This Offering

This offering relates to the resale by the selling stockholders of up to 150,000 ordinary shares. The selling stockholders have acquired or will acquire such shares pursuant to grants made pursuant to the Delta Technology Holdings Limited 2018 Equity Incentive Plan.

RISK FACTORS

Investing in our ordinary shares involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 20-F, as supplemented and updated by subsequent reports that we have filed or will file with the SEC, which are incorporated by reference into this prospectus.

Our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected by these risks. For more information about our SEC filings, please see “Additional Information Available to You”.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we intend that such forward-looking statements be subject to the safe harbors created thereby. All statements, other than statements of historical fact, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “should,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included and incorporated by reference in this prospectus that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. See the section entitled “Risk Factors” herein for more information. You should consider these factors and other cautionary statements made in this prospectus and in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in the prospectus and in the documents incorporated by reference. We do not assume any obligation to update any forward-looking statements, except as may be required under applicable law.

USE OF PROCEEDS

We will not receive any proceeds from the sale of ordinary shares offered by the selling stockholders.

SELLING STOCKHOLDERS

This prospectus relates to the offering by the selling stockholders of up to 150,000 ordinary shares. These ordinary shares have been or will be granted to the selling stockholders under the Company’s 2018 Equity Incentive Plan.

The following table sets forth, based on information provided to us by the selling stockholders or known to us, the name of the selling stockholders, the nature of any position, office or other material relationship, if any, which the selling stockholders have had, within the past three years, with us or with any of our predecessors or affiliates, and the number of ordinary shares beneficially owned by the selling stockholders before this offering. The number of ordinary shares owned are those beneficially owned, as determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any ordinary shares as to which a person has sole or shared voting power or investment power and any ordinary shares which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. The selling stockholders are not a broker-dealer or an affiliate of a broker-dealer.

We have assumed all ordinary shares reflected on the table will be sold from time to time in the offering covered by this prospectus. Because the selling stockholders may offer all or any portions of the ordinary shares listed in the table below, no estimate can be given as to the amount of those ordinary shares covered by this prospectus that will be held by the selling stockholders upon the termination of the offering.

Selling Stockholders	Number of Ordinary Shares Beneficially Owned Before Offering	Number of Ordinary Shares Offered	Number of Ordinary Shares Beneficially Owned After Offering	Percentage of Shares Beneficially Owned After Offering
Long Yi	0	100,000	100,000	--
Wenyuan Zhang	404,251	50,000	454,251	less than 1%

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PLAN OF DISTRIBUTION

Timing of Sales

The selling stockholders may offer and sell the ordinary shares covered by this prospectus at various times. The selling stockholders will act independently of our company in making decisions with respect to the timing, manner and size of each sale.

To our knowledge, the selling stockholders have no agreement or understanding, directly or indirectly, with any person to resell the ordinary shares covered by this prospectus.

Offering Price

The sales price offered by the selling stockholders to the public may be:

1.	the market price prevailing at the time of sale;

2.	a price related to such prevailing market price; or

3.	such other price as the selling stockholders determine from time to time.

Manner of Sale

The ordinary shares may be sold by means of one or more of the following methods:

1.	a block trade in which the broker-dealer so engaged will attempt to sell the ordinary shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

2.	purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

3.	ordinary brokerage transactions in which the broker solicits purchasers;

4.	through options, swaps or derivatives;

5.	in transactions to cover short sales;

6.	privately negotiated transactions; or

7.	in a combination of any of the above methods.

The selling stockholders may sell its ordinary shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell its ordinary shares. Brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the selling stockholders or, if any such broker-dealer acts as agent for the purchaser of ordinary shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved.

Broker-dealers may agree with a selling stockholders to sell a specified number of shares of ordinary shares at a stipulated price per common share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling stockholders, to purchase as principal any unsold shares of ordinary shares at the price required to fulfill the broker-dealer commitment to the selling stockholders.

Broker-dealers who acquire ordinary shares as principal may thereafter resell the ordinary shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, on The NASDAQ Capital Market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resales of the ordinary shares, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

If the selling stockholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker-dealers acting as underwriters.

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The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the ordinary shares may be deemed to be “underwriters” within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the ordinary shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales Pursuant to Rule 144

Any ordinary shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Regulation M

The selling stockholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the ordinary shares. In particular we will advise the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of ordinary shares in the market and to the activities of the selling stockholders and its affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.

Accordingly, during such times as a selling stockholders may be deemed to be engaged in a distribution of the ordinary shares, and therefore be considered to be an underwriter, the selling stockholders must comply with applicable law and, among other things:

1.	may not engage in any stabilization activities in connection with our ordinary shares;

2.	may not cover short sales by purchasing ordinary shares while the distribution is taking place; and

3.	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

State Securities Laws

Under the securities laws of some states, the ordinary shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the ordinary shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the ordinary shares. The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the ordinary shares.

LEGAL MATTERS

The validity of the ordinary shares has been passed upon by, Harney Westwood & Riegels LP, British Virgin Islands.

EXPERTS

The consolidated balance sheets of the Company as of June 30, 2017 and 2016, and the related consolidated statements of operations and comprehensive loss, changes in owners’ equity and cash flows for the years then ended have been incorporated in reliance on the report of Centurion ZD CPA Ltd., an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

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INCORPORATION OF CERTAIN DOCUMENTS by Reference

The Securities and Exchange Commission, or SEC, allows us to incorporate by reference certain of our publicly filed documents into this prospectus, which means that such information is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the selling stockholders have sold all of the ordinary shares offered hereby or such shares have been deregistered.

•	our Annual Report on Form 20-F for the fiscal year ended June 30, 2017, filed with the SEC on November 15, 2017;
•	our Current Reports on Form 6-K furnished to the Commission on July 12, 2018, June 25, 2018, June 15, 2018, January 29, 2018, November 27, 2017, and November 24, 2017, respectively

•	the description of our ordinary shares, which is contained in the registration statement on Form 8-A12B filed with the SEC on June 1, 2015 (File No. 001-35755), including any amendments or reports filed for the purpose of updating that description.

Disclosure Of Commission Position On Indemnification

For Securities Act Liabilities

British Virgin Islands law does not limit the extent to which a company’s Amended and Restated Memorandum and Articles of Association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Articles of Association provides for indemnification of our officers and directors for any liability incurred in their capacities as such, except through their own fraud or dishonesty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Additional Information Available to You

This prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC. We file annual reports and other information with the SEC. You can inspect and copy the Registration Statement as well as other information we have filed with the SEC at the public reference room maintained by the SEC at 100 F Street N.E. Washington, D.C. 20549. You can obtain copies from the public reference room of the SEC at 100 F Street N.E. Washington, D.C. 20549, upon payment of certain fees. You can call the SEC at 1-800-732-0330 for further information about the public reference room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC’s World Wide Web site at http://www.sec.gov. No dealer, salesperson or other person is authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction where such offer or solicitation is not authorized or is unlawful. Neither delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of our company since the date hereof.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Company hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

•	our Annual Report on Form 20-F for the fiscal year ended June 30, 2017, filed with the SEC on November 15, 2017;
•	our Current Reports on Form 6-K furnished to the Commission on July 12, 2018, June 25, 2018, June 15, 2018, January 29, 2018, November 27, 2017, and November 24, 2017, respectively

•	the description of our ordinary shares, which is contained in the registration statement on Form 8-A12B filed with the SEC on June 1, 2015 (File No. 001-35755), including any amendments or reports filed for the purpose of updating that description.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

British Virgin Islands law does not limit the extent to which a company’s Amended and Restated Memorandum and Articles of Association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Articles of Association provides for indemnification of our officers and directors for any liability incurred in their capacities as such, except through their own fraud or dishonesty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description
5.1	Opinion of Harney Westwood & Riegels LP
10.1	Delta Technology Holdings Limited 2018 Equity Incentive Plan (incorporated by reference to Annex A to the Exhibit 99.1 of the Form 6-K filed on June 15, 2018)
23.1	Consent of Centurion ZD CPA Ltd.
23.2	Consent of Harney Westwood & Riegels LP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page)

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Item 9. Undertakings.

(a) The Company hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (A) paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S–8 (§239.16b of Regulation S-K), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Company pursuant to section 13 or section 15(d) of the Exchange Act (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the Registration Statement; and (B) paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the Registration Statement is on Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement; provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Danyang, Jiangsu, China, on September 12, 2018.

Delta Technology Holdings Limited

By:	/s/ Long Yi
Long Yi
Its:	Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

By:	/s/ Hongming Dong
Hongming Dong
Its:	Chief Financial Officer
(Principal Financial and Accounting Officer)

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The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Danyang, Jiangsu, China, on September 12, 2018.

Delta Technology Holdings Limited

By:	/s/ Anatoly Danilitsky
Anatoly Danilitsky
Its:	Director
(Chair of the Compensation Committee)

Each person whose signature appears below constitutes and appoints Long Yi and Jiehui Fan as his true and lawful attorney in fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Long Yi	September 12, 2018
Long Yi
Chief Executive Officer and Chairman (principal executive officer)

/s/ Hongming Dong	September 12, 2018
Hongming Dong
Chief Financial Officer (principal financial and accounting officer)
/s/ Jiehui Fan	September 12, 2018
Jiehui Fan
Director

/s/ Linchai Zhang	September 12, 2018
Linchai Zhang
Director

/s/ Changguang Wu	September 12, 2018
Changguang Wu
Director

/s/ Anatoly Danilitskiy	September 12, 2018
Anatoly Danilitskiy
Director

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY on September 12, 2018.

Hunter Taubman Fischer & Li LLC

By:	/s/ Joan Wu
Name: Joan Wu

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